Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 7, 2013, except for Note 17, as to which the date is September 15, 2013  relating to the financial statements of Enzymotec Ltd., which appears in Enzymotec Ltd.'s Registration Statement on Form F-1 /A (No. 333-190781) dated September 16, 2013.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
December 30, 2013	Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il